Exhibit 99.1

GAAP to Non-GAAP Reconciliation

Net Revenues

For the Twelve Months Ended December 31,

($ in millions) (Unaudited)

	As Reported (GAAP)	Impact of Divestitures	Impact of Acquisitions	Implementation Costs	Impact of Currency	Organic (Non-GAAP)	% Change
							As Reported (GAAP)	Organic (Non-GAAP)
2008 Reconciliation

Kraft Foods Europe	9,728	(214)	(2,216)	—	(387)	6,911	38.8%	3.4%
Kraft Foods Developing Markets	8,248	(16)	(943)	—	(272)	7,017	38.0%	17.7%

Total International Operations	17,976	(230)	(3,159)	—	(659)	13,928	38.5%	10.2%

2007 Reconciliation

Kraft Foods Europe	7,007	(323)	—	—	—	6,684
Kraft Foods Developing Markets	5,975	(15)	—	—	—	5,960

Total International Operations	12,982	(338)	—	—	—	12,644

2007 Reconciliation

Kraft Foods Europe	7,007	(323)	(226)	—	(571)	5,887	18.9%	3.3%
Kraft Foods Developing Markets	5,975	(15)	(7)	—	(330)	5,623	18.0%	11.3%

Total International Operations	12,982	(338)	(233)	—	(901)	11,510	18.5%	7.1%

2006 Reconciliation

Kraft Foods Europe	5,894	(196)	—	—	—	5,698
Kraft Foods Developing Markets	5,064	(13)	—	—	—	5,051

Total International Operations	10,958	(209)	—	—	—	10,749

2006 Reconciliation

Kraft Foods Europe	5,894	(196)	(71)	—	91	5,718	(1.5)%	(1.3)%
Kraft Foods Developing Markets	5,064	(13)	(1)	—	(88)	4,962	11.0%	9.4%

Total International Operations	10,958	(209)	(72)	—	3	10,680	3.9%	3.4%

2005 Reconciliation

Kraft Foods Europe	5,981	(185)	—	—	—	5,796
Kraft Foods Developing Markets	4,564	(30)	—	—	—	4,534

Total International Operations	10,545	(215)	—	—	—	10,330